UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2020

LAZYDAYS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38424	82-4183498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6130 Lazy Days Blvd., Seffner, Florida	33584
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LAZY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01	Entry into a Material Definitive Agreement.

The disclosures set forth in Item 2.03 below are incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 6 and April 16, 2020, Lazydays Holdings, Inc. (“Lazydays” or the “Company”) announced actions it was taking in response to the economic impact and uncertainty caused by the COVID-19 pandemic to adjust resources and costs to be in line with reduced demand. These actions included the following:

●	Reduction of its workforce by approximately 25%;
●	Senior management will forgo 25% of their salary;
●	Suspension of 2020 annual pay increases;
●	Suspension of 401k match;
●	Delay of non-critical capital projects;
●	Focus of resources on core sales and service operations;
●	Suspension of dividends and stock buy back distributions;
●	April 1 through June 15, 2020 suspension of scheduled floorplan curtailment payments; and
●	April 15 through June 15, 2020 suspension of scheduled principal and interest payments on term and mortgage loans.

In response to continued economic uncertainty caused by the COVID-19 pandemic, subsidiaries of Lazydays Holdings, Inc. took the additional step of applying for loans (“PPP Loans”) under the Paycheck Protection Program of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) with M&T Bank (the “Lender”).

On April 28, 2020, certain of the Company’s subsidiaries executed promissory notes (the “Notes”) in favor of the Lender for PPP Loans in an aggregate amount of $6,831,250. Pursuant to the Notes, such PPP Loans will bear interest at a rate of 1.0% per year and will mature on April 28, 2022. Commencing on November 28, 2020, monthly payments of principal and interest will be required in amounts necessary to fully amortize the principal amount by the maturity date.

The PPP Loans are unsecured and are non-recourse obligations. The Notes provide for customary events of default, and the PPP Loans may be accelerated upon the occurrence of an event of default.

All or a portion of the PPP Loans may be forgiven upon application to the Lender for payroll and certain other costs incurred during the 8-week period beginning on the date each PPP Loan is disbursed, in accordance with the requirements and limitations under the CARES Act. The amount of the PPP Loan eligible for forgiveness will be reduced if the Company terminates employees or reduces salaries during the 8-week period. While the Company’s subsidiaries intend to use the entire amount of the PPP Loans for qualifying expenses, no assurance can be provided that forgiveness of any portion the PPP Loans will be obtained.

Applications were submitted by other subsidiaries of the Company, which resulted in the execution of a promissory note on April 30, 2020 for $1,236,040 and on May 4, 2020 for $636,665. The interest rate on the notes is 1.0% per year and the notes mature on April 30, 2022 and May 4, 2022, respectively. Commencing on November 30, 2020 and December 4, 2020, respectively, monthly payments of principal and interest will be required in amounts necessary to fully amortize the principal amount by the maturity date.

The foregoing summary is qualified in its entirety by reference to the form of Note, a copy of which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Term Note (U.S. Small Business Administration Paycheck Protection Program) in favor of M&T Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

May 4, 2020	By:	/s/ WILLIAM P. MURNANE
Date		William P. Murnane
Chief Executive Officer